                                                                   EXHIBIT 99.1










               FRANKLIN BANCORP, INC. REPORTS YEAR-END AND FOURTH
                   QUARTER EARNINGS; CONTINUED IMPROVEMENT IN
                                  ASSET QUALITY


        - YEAR-END EARNINGS OF $1,078,073 ($0.28 PER FULLY DILUTED SHARE)
        - 4TH QUARTER EARNINGS OF $701,813 ($0.18 PER FULLY DILUTED SHARE)
        - ASSET QUALITY -
          - NON-PERFORMING ASSETS DECLINE 54%
          - NET CHARGE-OFFS FOR THE 4TH QUARTER OF ONLY $168,633
          - LOAN PORTFOLIO DELINQUENCIES REDUCED TO .81%
        - LOAN PORTFOLIO GROWTH OF 5.7% FOR THE QUARTER


Southfield, Michigan, January 29, 2004 -- Franklin Bancorp, Inc. (NASDAQNM:FBCP) reported net income for the year ended December 31, 2003 of $1,078,073 or $0.28 per fully diluted share. Net income included previously reported pre-tax severance charges of $3.1 million. Net income for the year ended December 31, 2002 was $3,815,447 which included a $1.7 million gain on life insurance proceeds.

Net income for the fourth quarter was $701,813 or $0.18 per fully diluted share. This represented a 64% improvement over the third quarter earnings. Included in the fourth quarter results were $304,000 (pre-tax) in non-recurring expenses associated with the pending merger with First Place Financial Corp.

Asset quality continued to show improvement during the quarter. Non-performing assets fell to $2.4 million compared to $7.3 million at December 31, 2002 and $5.2 million at the end of the prior quarter. "The reduction in non-performers was the result of strong collection efforts during the quarter," noted Craig L. Johnson, President and CEO. The specific reductions for the quarter were as follows: Reduction in ORE through the sale of properties $1.4 million; payoff of non-performing loans $450 thousand; and the sale of a non-performing note for $429 thousand. Net charge-offs for the quarter were only $168,633 which was 5 basis points of the average outstanding loans. In addition loan portfolio delinquencies (loans with scheduled payments 30 or more days past due) ended the year at .81% of total loans, compared to 2.45% at December 31, 2002.

"We are very pleased with the results of the fourth quarter," commented Mr. Johnson. "We believe the aggressive efforts taken during the past two quarters to address asset quality issues led to positive results this quarter and position us well for the coming year."

The company's loan portfolio showed increases when compared to both December 31, 2002 and September 30, 2003. At year end, gross loans outstanding totaled $355.1 million, an increase of 6.5% and 5.7% when compared to year end 2002 and the third quarter 2003, respectively. As previously reported, during 2003 the company completed the purchase of $53.5 million in high quality single family whole loans that are located in markets with which the company is familiar. The loans, which included 3/1 and 5/1 ARMS, as well as 15 and 30-year fixed rate loans, carried a weighted average yield in excess of 4.9%. Funds used to purchase these loans were previously invested in overnight funds with the Federal Home Loan Bank which provided an average investment yield of .97% during the fourth quarter.

The allowance for loan losses as a percentage of loans outstanding was 1.39% at December 31, 2003, compared to 1.78% at December 31, 2002. In addition to the improvement in asset quality noted earlier, the composition of the loan portfolio changed during the year. At December 31, 2002, 5.0% of the portfolio was comprised of Residential and Home Equity Loans which historically have much lower charge-off rates than Commercial and other types of Consumer Loans. At December 31, 2003, 19.6% of the portfolio was comprised of these two categories. Net charge-offs for the year totaled $3.9 million compared to $2.7 million in the prior year. Operating expenses (excluding severance and merger related expenses) for the year ended December 31, 2003 were $19.1 million, down $1.0 million or 5.0% when compared to the prior year. The reduction included a 2.2% decrease in compensation and benefits, a 9.7% reduction in advertising expense, and a 6.7% decrease in outside services expense.

Net interest margin for the year was 4.42%, a drop of 70 basis points from the prior year. However, from a quarter-to-quarter basis net interest margin improved 22 basis points to 4.34%. This improvement was the direct result of the purchase of the single-family mortgage loans referenced earlier.

Total deposits at December 31, 2003 were $406.4 million, down 5.3% for the year. The majority of the decrease represented the planned reduction in certificates of deposit as well as non-transactional accounts. At December 31, 2003, the weighted average cost of retail deposits was .69%.

Total assets at December 31, 2003 were $519.6 million, down from $542.5 million at the previous year-end. The reduction was primarily the result of the sale of selected securities during the course of the year. Franklin remains well capitalized with a total risk-based capital ratio of 13.15% and a Tier 1 capital ratio of 8.35%.

As previously announced in November of 2003, Franklin Bancorp entered into a definitive agreement to be acquired by First Place Financial Corp. (NASDAQ:FPFC), the holding company for First Place Bank headquartered in Warren, Ohio. Pending regulatory and Franklin shareholder approval, the merger is expected to close in the second quarter of 2004.

Franklin Bancorp serves as the holding company of Franklin Bank, National Association and is headquartered in Southfield, Michigan. Franklin Bank specializes in serving small and medium-sized business customers and their owners throughout the metropolitan Detroit area. Franklin Bank's executive offices, Business Center and one regional branch are located in Southfield, with additional regional branches in Birmingham, Troy and Grosse Pointe Woods. Visit Franklin's website at http://www.franklinbank.com
                                       ###

The matters discussed in this press release contain forward-looking statements that involve risk and uncertainties. Words or phrases "will result," "expect," "are to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ, include, but are not limited to, changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national economy and changes in economic conditions of the Bank's market area and the other risks detailed from time to time in Franklin Bancorp's SEC reports, including Franklin Bancorp's report on Form 10-K for the year ended December 31, 2002 and quarterly reports on Form 10-Q. These forward-looking statements represent Franklin Bancorp's judgment as of the date of this report. Franklin Bancorp disclaims, however, any intent or obligation to update these forward-looking statements.




FRANKLIN BANCORP, INC.
FINANCIAL SUMMARY
--------------------------------------------------------------------------------------

                                                         DECEMBER 31,     DECEMBER 31,
QUARTER ENDED (UNAUDITED)                                   2003            2002
--------------------------------------------------------------------------------------
Interest income                                       $   6,650,017    $   7,980,756
Interest expense                                          1,407,022        1,934,995
Provision for loan losses                                   625,653        2,534,760
Net interest income after provision for loan losses       4,617,342        3,511,001
Net income/(loss)                                           701,813         (616,924)
Net income per common share - basic                   $        0.19    $       (0.17)
Net income per common share- diluted                  $        0.18    $       (0.16)
Common shares outstanding                                 3,753,667        3,647,593

                                                         DECEMBER 31,     DECEMBER 31,
AT                                                          2003            2002
--------------------------------------------------------------------------------------
Assets                                                $ 519,626,489    $ 542,478,316
Securities available for sale                            91,570,290      149,836,544
Loans (before allowance for loan losses)                355,124,239      333,345,726
Allowance for loan losses                                (4,923,469)      (5,926,813)
Deposits                                                406,379,774      429,129,830
Long term borrowings                                     65,000,000       65,000,000
Total shareholders' equity                               45,737,282       45,641,695
Book value per common share                                   12.18            12.51
Common shares outstanding                                 3,753,667        3,647,593
Tier 1 leverage capital ratio                                  8.35%            7.55%
Non-performing assets                                 $   2,399,869    $   7,322,970
Non-performing assets/total assets                             0.46%            1.35%
Allowance for loan losses/loans outstanding                    1.39             1.78

                                                         DECEMBER 31,     DECEMBER 31,
OTHER INFORMATION (YEAR ENDED)                              2003            2002
--------------------------------------------------------------------------------------
Return on average shareholders' equity                         2.39%            8.38%
Return on average assets                                       0.20             0.69
Net interest margin                                            4.42             5.12
Net charge-offs/average loans                                  1.22             0.80
Cash dividends per share                              $        0.32    $        0.32


FRANKLIN BANCORP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION



-----------------------------------------------------------------------------------------------------------

                                                                               (UNAUDITED)
                                                                               DECEMBER 31,    DECEMBER 31,
                                                                                  2003              2002
-----------------------------------------------------------------------------------------------------------
ASSETS
              Cash and due from banks                                        $  46,995,714    $  18,171,153
              Interest-earning deposits                                            744,479        3,580,028
              Time deposits with FHLB                                              103,983        9,050,162
                                                                             -------------    -------------
              Cash and cash equivalents                                         47,844,176       30,801,343
              Securities available for sale                                     91,570,290      149,836,544
              Federal Home Loan Bank stock - cost                                5,946,700        5,868,900
              Federal Reserve Bank stock - cost                                    932,750        1,541,500
              Loans (before allowance for loan losses)                         355,124,239      333,345,726
              Allowance for loan losses                                         (4,923,469)      (5,926,813)
                                                                             -------------    -------------
              Net loans                                                        350,200,770      327,418,913
              Accrued interest receivable                                        2,717,721        3,075,368
              Real estate owned                                                    147,144        2,004,449
              Premises and equipment, net                                        3,075,976        3,026,171
              Bank Owned Life Insurance                                         11,144,263        9,799,009
              Prepaid expenses and other assets                                  6,046,699        9,106,119
                                                                             -------------    -------------
              TOTAL ASSETS                                                   $ 519,626,489    $ 542,478,316
                                                                             =============    =============
LIABILITIES
              Deposits                                                       $ 406,379,774    $ 429,129,830
              Short term borrowings                                             65,000,000       65,000,000
              Accrued interest payable                                             214,827          260,275
              Other liabilities                                                  2,294,606        2,446,516
                                                                             -------------    -------------
              TOTAL LIABILITIES                                                473,889,207      496,836,621
                                                                             -------------    -------------

SHAREHOLDERS' EQUITY
              Common stock - Par value $1.00; authorized 6,000,000 shares;
              issued and outstanding 3,647,593 shares at December 31, 2002
              and 3,753,667 shares at December 31, 2003                          3,753,667        3,647,593
              Additional paid-in capital                                        28,214,668       27,154,384
              Retained earnings                                                 12,310,373       12,413,704
              Accumulated other comprehensive income                             1,458,574        2,426,014
                                                                             -------------    -------------
              TOTAL SHAREHOLDERS' EQUITY                                        45,737,282       45,641,695
                                                                             -------------    -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                   $ 519,626,489    $ 542,478,316
                                                                             =============    =============
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                                     Page 2




FRANKLIN BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------

                                                            (UNAUDITED)      (UNAUDITED)     (UNAUDITED)
                                                                 THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                                     December 31,                    DECEMBER 31,
                                                                 2003           2002             2003          2002
----------------------------------------------------------------------------------------    ---------------------------
INTEREST INCOME
              Interest on loans                             $  5,535,270    $  6,096,166    $ 22,009,688   $ 25,147,191
              Interest on securities                             620,260       1,172,287       3,081,173      5,856,111
              Other interest and dividends                       494,487         712,303       2,341,892      2,553,531
                                                            ------------    ------------    ------------   ------------
              TOTAL INTEREST INCOME                            6,650,017       7,980,756      27,432,753     33,556,833
                                                            ------------    ------------    ------------   ------------
INTEREST EXPENSE
              Interest on deposits                               678,305       1,205,855       3,149,406      4,951,123
              Interest on other borrowings                       728,717         729,140       2,896,187      2,959,471
                                                            ------------    ------------    ------------   ------------
              TOTAL INTEREST EXPENSE                           1,407,022       1,934,995       6,045,593      7,910,594
                                                            ------------    ------------    ------------   ------------
NET INTEREST INCOME                                            5,242,995       6,045,761      21,387,160     25,646,239
PROVISION FOR LOAN LOSSES                                        625,653       2,534,760       2,902,612      3,809,760
                                                            ------------    ------------    ------------   ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES            4,617,342       3,511,001      18,484,548     21,836,479
                                                            ------------    ------------    ------------   ------------
NON INTEREST INCOME
              Deposit account service charges                    783,090         829,557       3,085,870      3,222,270
              Net gain on sale of securities                     (55,511)              0         400,000        648,357
              Net gain/(loss) on sale of other assets            282,239        (150,295)        282,239       (191,897)
              Other fee income                                   480,622       2,101,699       1,646,308      3,348,346
                                                            ------------    ------------    ------------   ------------
              TOTAL NON INTEREST INCOME                        1,490,440       2,780,961       5,414,417      7,027,076
                                                            ------------    ------------    ------------   ------------
NON INTEREST EXPENSE
              Compensation and benefits                        2,279,909       2,466,887       9,375,052      9,584,065
              Severance compensation                              99,491       2,289,685       3,077,030      2,489,519
              Occupancy and equipment                            810,008         826,507       3,250,226      3,217,045
              Advertising                                        131,579         134,932         550,778        609,690
              Federal insurance premiums                          14,852          17,393          65,366         69,237
              Communication expense                              116,021         145,295         565,166        594,277
              Outside service expense                            920,981       1,143,239       3,442,103      3,691,379
              Other                                              740,396         731,732       2,199,104      2,388,858
                                                            ------------    ------------    ------------   ------------
              TOTAL NON INTEREST EXPENSE                       5,113,237       7,755,670      22,524,825     22,644,070
                                                            ------------    ------------    ------------   ------------
INCOME/(LOSS) BEFORE PROVISION FOR FEDERAL INCOME TAXES          994,545      (1,463,708)      1,374,140      6,219,485
              Provision/(Benefit) for federal income taxes       292,732      (1,297,009)        296,067        603,137
                                                            ------------    ------------    ------------   ------------
INCOME/(LOSS) BEFORE PREFERRED STOCK DIVIDENDS                   701,813        (166,699)      1,078,073      5,616,348
              Preferred stock dividends of subsidiary                  0         450,225               0      1,800,900
                                                            ------------    ------------    ------------   ------------
NET INCOME/(LOSS)                                           $    701,813    $   (616,924)   $  1,078,073   $  3,815,448
                                                            ============    ============    ============   ============


INCOME PER COMMON SHARE:

              Average common shares outstanding:
              Basic                                            3,738,772       3,641,849       3,700,353      3,632,268
              Diluted                                          3,822,595       3,772,285       3,784,176      3,770,495
              Net income/(loss) per common share:
              Basic                                         $       0.19    $      (0.17)   $       0.29   $       1.05
              Diluted                                       $       0.18    $      (0.16)   $       0.28   $       1.01

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                                     Page 3